EXHIBIT 10.2

CONTRACT No. 38171

CLEVELAND HOPKINS INTERNATIONAL AIRPORT

AMENDMENT NO. 3

to

AGREEMENT AND LEASE

between

City of Cleveland, Ohio
Lessor

and

Continental Airlines, Inc.
Lessee

THIS AMENDMENT NO. 3 TO AGREEMENT AND LEASE (“Third Amendment”) is entered into this ____ day of ________, 2009 (“Effective Date”), by and between the City of Cleveland (“City”), a municipal corporation of the State of Ohio, acting by and through its Director of Port Control (“Director”), pursuant to the authority of Ordinance No. 1457-08, passed by the Council of the City on November 10, 2008 and Continental Airlines, Inc., a corporation organized and existing under the laws of the State of Delaware and authorized to do business as a foreign corporation in the State of Ohio (“Airline”), duly authorized by resolution of its Board of Directors, represented herein by an authorized officer.

RECITALS:

WHEREAS, the City owns and operates the Airport; and

WHEREAS, the City and Airline are party to an Agreement dated January 1, 1976 (the “Original Agreement”) whereby the Airline operates at the Airport; and

WHEREAS, the City and Airline entered in to Amendment No. 1 to the Original Agreement effective January 1, 2006 to extend the term of, and amend certain provisions of, the Original Agreement (“Amendment No. 1”) and an Amendment No. 2 to the Original Agreement dated April 1, 2007 to issue rent credits to Airline (“Amendment No. 2”, together with the Original Agreement and Amendment No. 1, the “Amended Agreement”)); and

WHEREAS, the City and Airline wish to further amend the Amended Agreement as set forth herein; and

WHEREAS, all capitalized terms contained herein and not otherwise defined are used as defined in the Amended Agreement.

NOW THEREFORE, in consideration of the foregoing, the payments and the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto represent, warrant, covenant and agree as follows:

ARTICLE I.                                                      EXCLUSIVE LEASED PREMISES

The Exclusive Leased Premises as described in Exhibit H to Amendment No. 1 are hereby increased effective June 1, 1008 by approximately 6,302 square feet as set forth on Exhibit “A” attached hereto and by this reference incorporated herein.  Airline shall pay an annual rental to the City for this additional Exclusive Leased Premises at the per square foot rates set out in Article 7.03 of the Original Agreement.

ARTICLE II.                                                      ATTACHMENTS TO AMENDENT NO. 2

The following documents attached hereto are hereby incorporated into and made a part of this Amendment No. 2:

1.	Ordinance No. 1457-08
2.	Exhibit “A” – Exclusive Leased Premises

ARTICLE III.                                           CONFIRMATION OF AMENDED AGREEMENT

All terms and provisions of the Amended Agreement not expressly modified herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to be executed as of the day and year first written above.

CITY OF CLEVELAND                                                                                                           CONTINENTAL AIRLINES, INC.

By:  /s/ Ricky D. Smith                                                                                                        By:   /s/ Holden Shannon
       Ricky D. Smith
       Director of Port Control

Date:  April 3, 2009                                                                                                     Date:   March 31, 2009

This instrument is hereby
approved as to legal form and
correctness  April 2, 2009

Robert J. Triozzi
Director of Law

By: /s/ Jack M. Arnold
      Jack M. Arnold
      Assistant Director of Law

CONTINENTAL AIRLINES #39173 THIRD AMENDMENT
EXHIBIT 'A' 1 OF 3

CONTINENTAL SPACE
TICKET COUNTERS
PUBLIC AREAS
VESTIBULE
VESTIBULE
N

LEGEND

CONTINENTAL AIRLINES

NORTHWEST AIRLINES

SOUTHWEST AIRLINES

PUBLIC / COMMON SPACES

CLEVELAND HOPKINS INTERNATIONAL AIRPORT COMPREHENSIVE TERMINAL AUDIT PROJECT, 2002.

VOCON JOB	
FILE NAME	T-2.14.DWG
SCALE	
DATE PRINTED	04-20-05

vocon

KEY PLAN

TERMINAL BOARD LEVEL PLAN SECTION - 14

SHEET NO.

T-2.14

CONTINENTAL AIRLINES 39371 THIRD AMENDMENT
EXHIBIT "A" 2 OF 3

LEGEND

- CONTINENTAL AIRLINES
- NORTHWEST AIRLINES
- SOUTHWEST AIRLINES
- PUBLIC / COMMON SPACES
- GOVERNMENT OFFICES

CLEVELAND HOPKINS INTERNATIONAL AIRPORT COMPREHENSIVE TERMINAL AUDIT PROJECT. 2002.

VOCON JOB:	
FILE NAME:	T-0.11 DWG.
SCALE:	
DATE:	

vocon DESIGN INC.

KEY PLAN

TERMINAL BAGGAGE CLAIM LEVEL PLAN SECTION - 11

SHEET NO

T-0.11

CONTINENTAL AIRLINES 38171 THIRD AMENDMENT
EXHIBIT "A" 3 OF 3

TOILET
N

LEGEND

- CONTINENTAL AIRLINES
- NORTHWEST AIRLINES
- PUBLIC / COMMON SPACES
- GOVERNMENT OFFICES
- FIRE EXITS
- BUILDING COMMON

CLEVELAND HOPKINS INTERNATIONAL AIRPORT COMPREHENSIVE TERMINAL AUDIT PROJECT, 2002.

VOCON JOB	[illegible]
FILE NAME	T-0.10 DWG
SCALE	[illegible]
DATE	[illegible]

vocon DESIGN INC.

KEY PLAN

TERMINAL BAGGAGE CLAIM LEVEL PLAN SECTION - 10

SHEET NO.

T-0.10

Ord. No. 1157-08.
By Council Members Kelley, Cimperman and Sweeney (by departmental request).
An emergency ordinance authorizing the Director of Port Control to enter into one or more amendments to Contract No. 31263 and 38171 with Northwest Airlines, Inc. and Continental Airlines, Inc. to adjust the leased premises under their respective leases.
Whereas, both Northwest Airlines, Inc. (“Northwest”) and Continental Airlines, Inc. (“Continental”) have current leases of space in Cleveland Hopkins International Airport terminal needed for their respective day-to day operations; and
Whereas, they desire to add or delete space to their leased premises and exchange certain portions of such leased premises with one another; and
Whereas, this ordinance constitutes an emergency measure proving for the usual daily operation of a municipal department; now, therefore.
Be it ordained by the Council of the City of Cleveland:
Section 1.  That the Director of Port Control is authorized to enter into one or more amendments to Contract No. 31263, as amended, with Northwest to modify the existing leased premises under their lease, effective June 1, 2008.  Approximately 1,467.67 square feet will be deleted from Northwest’s leased premises under Contract No. 31263.  Any reduction in the total rental amount as a result of this adjustment in the leased premises will be established in the amendment or amendments.  All other terms and conditions contained in Contract No. 31263, as amended, shall remain the same.
Section 2.  That the Director of Port Control is authorized to enter into one or more amendments to Contract No. 38171, as amended, with Continental to modify the existing leased premises under their lease, effective June 1, 2008.  Approximately 6,302.00 square feet will be added to Continental’s leased premises under Contract No. 38171.  Any increase in the total rental amount as a result of this adjustment in the leased premises will be established in the amendment or amendments.  All other terms and conditions contained in Contract No. 38171, as amended, shall remain the same.
Section 3.  That the amendments to the leases authorized in this ordinance shall be prepared by the Director of Law.
Section 4.  That this ordinance is declared to be an emergency measure and, provided it receives the affirmative vote of two-thirds of all the members elected to Council, it shall take effect and be in force immediately upon its passage and approval by the Mayor; otherwise it shall take effect and be in force from and after the earliest period allowed by law.
Passed November 10, 2008.
Effective November 14, 2008.